Calculation of Filing Fee Tables
S-8
TTM TECHNOLOGIES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	500,000	$ 180.94	$ 90,470,000.00	0.0001381	$ 12,493.91
Total Offering Amounts:						$ 90,470,000.00		$ 12,493.91
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,493.91
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover such indeterminate number of additional shares of common stock, par value $0.001 per share, of the Registrant (the "Common Stock") that become issuable under the Registrant's Equity Advantage Match Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Common Stock. The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price have been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock on June 11, 2026 as reported on the Nasdaq Global Select Market. The Amount Registered represents 500,000 shares of the Registrant's Common Stock reserved for future issuance under the Registrant's Equity Advantage Match Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources